                                                                    EXHIBIT 10.5

                                                                [EXECUTION COPY]

THE LIEN OF THE COLLATERAL AGENT IN RESPECT OF THE COLLATERAL GRANTED HEREUNDER AND THE EXERCISE BY THE COLLATERAL AGENT OF ITS RIGHTS HEREUNDER WITH RESPECT TO SUCH COLLATERAL IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT REFERRED TO BELOW.

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "AGREEMENT"), entered into as of July 7, 2003, is executed and delivered by each of MORTON'S RESTAURANT GROUP, INC., a Delaware corporation ("COMPANY") and each of its subsidiaries party hereto (such subsidiaries, together with Company, each a "DEBTOR" and individually and collectively, and jointly and severally, the "DEBTORS"), in favor of THE BANK OF NEW YORK ("BNY"), as collateral agent (together with its successor(s) thereto in such capacity, "COLLATERAL AGENT") for the Trustee and Noteholders, in light of the following:

     WHEREAS, Debtors, Collateral Agent and BNY, as Trustee ("TRUSTEE"), have entered into an Indenture, dated as of July 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which Company incurred indebtedness for certain notes (such notes, together with all additional notes and all other notes issued thereunder in exchange for such notes and additional notes, the "NOTES") and the other Debtors have guaranteed the payment of the Notes and the other Obligations thereunder;

     WHEREAS, Company and Wells Fargo Foothill, Inc. (the "LENDER") have entered into that certain Loan and Security Agreement dated as of July 7, 2003 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "LOAN AGREEMENT");

     WHEREAS, Collateral Agent, Lender and Debtors have entered into that certain Intercreditor and Lien Subordination Agreement, dated as of July 7, 2003 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), which agreement, among other things, sets forth, as between the Collateral Agent and the Lender, the relative priority of their respective Liens in the Collateral and their rights with respect thereto;

     WHEREAS, each Debtor desires to secure its Guarantee under the Indenture by granting to Collateral Agent, for its benefit and for the benefit of the Trustee and the Noteholders, security interests in the Collateral as set forth herein;

     WHEREAS, each Debtor (other than Company) is a Subsidiary of Company and will benefit from the proceeds of the Notes; and

     WHEREAS, to induce the Initial Purchaser to purchase the Notes, each Noteholder to hold the Notes to be held by it and BNY to act in its capacities as Trustee and Collateral Agent, each Debtor desires to pledge, grant, transfer, and assign to Collateral Agent, for its benefit and the benefit of the Noteholders and the Trustee, a security interest in the Collateral to secure the Secured Obligations, as provided herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and each Debtor agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

     DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following definitions:

     "ACCOUNT" means any "account" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 2.4(c) of this Agreement.

     "AGREEMENT" has the meaning set forth in the preamble of this Agreement.

     "BNY" has the meaning set forth in the preamble of this Agreement.

     "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

     "CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "COLLATERAL" means all of each Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following: Accounts; such Debtor's Books; commercial tort claims; Deposit Accounts; Equipment; General Intangibles; Inventory; Investment Property (including all securities and Securities Accounts); Negotiable Collateral; any money, or other assets of a Debtor which now or hereafter come into the possession, custody, or control of Collateral Agent; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any and all Accounts, Debtor's Books, Deposit Accounts; Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; PROVIDED, HOWEVER, that, "Collateral" shall not include any Excluded Assets.

     "COLLATERAL AGENT" has the meaning set forth in the preamble to this Agreement.

     "COLLATERAL AGENT'S LIENS" means the Liens granted by a Debtor to Collateral Agent under this Agreement or the other Indenture Documents to which such Debtor is a party.

     "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

     "COMMERCIAL TORT CLAIM ASSIGNMENT" has the meaning set forth in SECTION 2.4(b) of this Agreement.

     "COMPANY" has the meaning set forth in the recitals of this Agreement.

     "CONCENTRATION ACCOUNT" means the Deposit Account of Morton's of Chicago, Inc. (Account Number: 5590039615 - Account Name: Morton's of Chicago, Inc.) maintained with LaSalle Bank National Association, 135 South LaSalle Street, Chicago, IL 60603 (ABA Number: 071000505) or any successor or replacement account which is the subject of a Control Agreement upon the designation thereof by Company on behalf of itself and the other Debtors to Collateral Agent in writing.

     "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent (if the Intercreditor Agreement is then outstanding at the time of the execution of such control agreement) and Collateral Agent, executed and delivered by (a) applicable Debtor, (b) (i) the Administrative Agent for the benefit of the Lender, Collateral Agent for the benefit of itself, the Trustee and the Noteholders or
(ii) if the Loan Agreement is no longer outstanding, Collateral Agent, and (c) the applicable (i) securities intermediary with respect to a Securities Account of such Debtor or (ii) bank with respect to a Deposit Account of such Debtor.

     "CREDIT CARD AGREEMENTS" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to the Administrative Agent (if the Intercreditor Agreement is then outstanding at the time of the execution of such control agreement) and Collateral Agent, executed and delivered by (a) applicable Debtor, (b) (i) the Administrative Agent for the benefit of the Lender, Collateral Agent for the benefit of itself, the Trustee and the Noteholders or (ii) if the Loan Agreement is no longer outstanding, Collateral Agent, and (iii) the applicable Credit Card Processor.

     "CREDIT CARD PROCESSOR" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to a Debtor with respect to credit card charges accepted by such Debtor.

     "DEBTOR" and "DEBTORS" have the respective the meanings set forth in the preamble to this Agreement.

     "DEBTOR'S BOOKS" means the applicable Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "DEFEASANCE" means, with respect to any obligation, the defeasance thereof pursuant to a Legal Defeasance or Covenant Defeasance as described under Section
8.01 of the Indenture.

     "DEPOSIT ACCOUNT" means any "deposit account" (as that term is defined in the Code).

     "DISPOSITION" shall have the meaning ascribed to the term Asset Sale in the Indenture, and the words "DISPOSE" and "DISPOSAL" shall be interpreted similarly.

     "EQUIPMENT" means "equipment" (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "EQUITY INTERESTS" means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) of any Person (such Person, an "ISSUER").

     "EXCLUDED ASSETS" means:

     (i) any leasehold interest of Debtors in Real Property;

     (ii) contracts, leasehold interests, permits, licenses or charter agreements (the "CONTRACTS") of Debtors to the extent (and only to the extent) that the Contracts by their terms prohibit the granting of a Lien thereon without consent and any required consent has been obtained, provided, that, the exclusion contained in this clause (ii) shall not apply and shall in no way be construed to apply (x) to the extent that the granting of a Lien in, to or on any of the Contracts is or would be effective under Sections 9-406, 9-407, or 9-408 of the Code or other applicable law, (y) so as to limit, impair, or otherwise affect Collateral Agent's Liens upon any rights or interests of Debtor in or to monies due or to become due under any of the Contracts (including any Accounts), or (z) to limit, impair, or otherwise affect Collateral Agent's Liens upon any rights to or interests of Debtor in and to any proceeds from the sale, license, lease, or other dispositions of any of the Contracts or any other asset;

     (iii) Investment Property of Debtors constituting Equity Interests of Debtors' direct Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the Equity Interests of such CFC;

     (iv) any intent-to-use trademark or service mark application contained in the General Intangibles if granting a security interest therein is deemed to invalidate, void, cancel or abandon such applications, provided that such applications shall constitute Collateral at such time as the same is used in commerce;

     (v) any fee interest of any Debtor in Real Property to the extent that (a) such Real Property is subject to an existing mortgage (other than any Mortgage entered at any time in favor of Collateral Agent or any mortgage delivered pursuant to the Loan Agreement) until the termination of such mortgage (or such Real Property is subject to a Permitted Sale and Leaseback Transaction) or (b) the Fair Market Value of such fee interest does not exceed $1,000,000; and

     (vi) the Excluded Equity Interests of any Issuer.

     "EXCLUDED EQUITY INTERESTS" means, with respect to any Issuer that is an Affiliate of Company, that portion of such Issuer's Equity Interests that would otherwise constitute Collateral to the extent the greater of the par value, book value as carried by the Debtor that is the holder thereof or the market value of any such Equity Interests is equal to or greater than 20% of the aggregate principal amount at maturity of the Notes then outstanding.

     "GENERAL INTANGIBLES" means "general intangibles" (as that term is defined in the Code), including limited liability company interests, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "INDENTURE" has the meaning set forth in the recitals to this Agreement.

     "INTELLECTUAL PROPERTY" means all patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of any Person as currently conducted that are material to the condition (financial or otherwise), business, or operations of such Person.

     "INTERCREDITOR AGREEMENT" has the meaning set forth in the recitals to this Agreement.

     "INVENTORY" means "inventory" (as that term is defined in the Code).

     "INVESTMENT PROPERTY" means "investment property" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "ISSUER" has the meaning specified in the definition of the term "Equity Interests".

     "LENDER" has the meaning set forth in the recitals to this Agreement.

     "LOAN AGREEMENT" has the meaning set forth in the recitals to this Agreement.

     "NEGOTIABLE COLLATERAL" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "NOTES" has the meaning set forth in the recitals to this Agreement.

     "PERMITTED DISPOSITION" means a Disposition consummated in accordance with the terms of Section 4.16 of the Indenture.

     "PERMITTED PROTEST" means the right of any Debtor to protest any taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien); PROVIDED that (a) a reserve with respect to such obligation is established on the books of such Debtor in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Debtor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

     "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Debtor and the improvements thereto.

     "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "RESTAURANT" means a "Morton's" or "Bertolini's" restaurant operated by Company or any of its Restricted Subsidiaries, or any restaurant hereafter owned by Company or any of its Restricted Subsidiaries.

     "SECURED OBLIGATIONS" means, with respect to each Debtor, all liabilities, obligations, or undertakings owing by such Debtor to Collateral Agent, the Trustee or any Noteholder of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Indenture, this Agreement, or any of the other Indenture Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which such Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

     "SECURITIES ACCOUNT" means any "securities account" (as that term is defined in the UCC).

     "TRUSTEE" has the meaning set forth in the preamble to this Agreement.

     "VOIDABLE TRANSFER" has the meaning set forth in SECTION 11.8 to this Agreement.

          1.1 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Indenture Documents to this Agreement or any of the other Indenture Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth therein). In the event of a direct conflict between the terms and provisions of this Agreement and the Indenture, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Indenture shall control and govern; PROVIDED, HOWEVER, that the inclusion herein of additional obligations on the part of any Debtor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Indenture. Any reference herein to the payment in full of the Secured Obligations shall mean the payment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

          1.3 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. CREATION OF SECURITY INTEREST.

          2.1 GRANT OF SECURITY INTEREST. Each Debtor hereby grants to Collateral Agent, for its benefit and for the benefit of the Noteholders and the Trustee, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Indenture Documents and in order to secure prompt performance by such Debtor of such Debtor's covenants and duties under the Indenture Documents. Collateral Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Collateral Agent or any Debtor. Anything contained in this Agreement or any other Indenture Document to the contrary notwithstanding, except for Permitted Dispositions, no Debtor has any authority, express or implied, to Dispose of any item or portion of the Collateral.

          2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Collateral Agent's security interest is dependent on or enhanced by possession, each

Debtor, promptly upon the request of Collateral Agent, shall, subject to the terms of the Intercreditor Agreement, endorse and assign such Negotiable Collateral to Collateral Agent and deliver physical possession of such Negotiable Collateral to Collateral Agent.

          2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. Subject to the terms of the Intercreditor Agreement, at any time after the occurrence and during the continuation of an Event of Default, Collateral Agent or Collateral Agent's designee may (a) notify Account Debtors of any Debtor that the Accounts, chattel paper, or General Intangibles constituting Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles constituting Collateral directly and charge the reasonable collection costs and expenses to Company. Subject to the terms of the Intercreditor Agreement, each Debtor agrees that after the occurrence and during the continuance of an Event of Default, it will hold in trust for Collateral Agent, as Collateral Agent's trustee, any Collections that it receives and promptly will deliver said Collections to Collateral Agent in their original form as received by such Debtor.

          2.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

          (a) Each Debtor authorizes Collateral Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by this Agreement and the other Indenture Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Debtor where permitted by applicable law. Each Debtor hereby ratifies the filing of any financing statement filed without the signature of such Debtor prior to the date hereof.

          (b) If any Debtor acquires any commercial tort claims after the date hereof, such Debtor shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Collateral Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which such Debtor shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Collateral Agent, as security for the Secured Obligations (a "COMMERCIAL TORT CLAIM ASSIGNMENT").

          (c) At any time upon the request of Collateral Agent, each Debtor shall execute and deliver to Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that Collateral Agent may reasonably request in form and substance reasonably satisfactory to Collateral Agent, to create, perfect and continue perfected or to better perfect Collateral Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any Real Property (other than Real Property constituting Excluded Assets), and in order to fully consummate all of the transactions contemplated hereby and under the other Indenture Documents. Each Debtor, to the maximum extent permitted by applicable law, authorizes Collateral Agent to execute any such Additional Documents in such Debtor's name and authorizes Collateral Agent to file such executed

Additional Documents in any appropriate filing office if such Debtor refuses to, or fails timely to, execute and deliver any Additional Documents. In addition, on such periodic basis as Collateral Agent shall require, each Debtor shall (i) provide Collateral Agent with a report of all new material (I.E., with a Fair Market Value in excess of $100,000) patentable, copyrightable, or trademarkable materials acquired or generated by such Debtor during the prior period, (ii) cause all material patents, copyrights and trademarks acquired or generated by such Debtor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Debtor's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Indenture Documents to identify such patents, copyrights and trademarks as being subject to the security interests created hereunder.

          2.5 POWER OF ATTORNEY. Subject to the terms of the Indenture and the Intercreditor Agreement, each Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents designated by Collateral Agent) as such Debtor's true and lawful attorney, with power to: (a) if such Debtor refuses to, or fails timely to execute and deliver any of the documents described in SECTION 2.4, sign the name of such Debtor on any of the documents described in SECTION 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign such Debtor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse such Debtor's name on any Collection item constituting Collateral that may come into Collateral Agent's possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles constituting Collateral directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary. The appointment of Collateral Agent as each Debtor's attorney, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been paid in full or the Defeasance thereof shall have been consummated.

          2.6 RIGHT TO INSPECT. Collateral Agent and its officers, employees, or agents shall have the right, from time to time hereafter during normal business hours, or at any time following the occurrence and during the continuance of a Default or Event of Default, to inspect each Debtor's Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any material portion thereof, in order to verify each Debtor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          2.7 CONTROL AGREEMENT. Each Debtor agrees that it will not transfer assets out of any of its Deposit Accounts or Securities Accounts; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing or would result therefrom, each Debtor may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Indenture Documents and, if the transfer is to another bank or securities intermediary, so long as such Debtor, Collateral Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Each Debtor agrees that subject to the terms of the Intercreditor Agreement it will take any and all reasonable steps that Collateral Agent requests in order for Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its Securities Accounts , and each other Debtor agrees that (a) subject to the terms of the Intercreditor Agreement, it shall take any and all reasonable steps that Collateral Agent requests in order for Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (i) any of its Securities Accounts (to the extent that any such Securities Account contains cash, cash equivalents, or Investment Property in an aggregate amount in excess of $100,000 (other than following the occurrence and during the continuance of any Event of Default)),
(ii) any of its Deposit Accounts (to the extent that any such Deposit Account has a balance in excess of $100,000 (other than following the occurrence and during the continuance of any Event of Default)), and (iii) any electronic chattel paper, Investment Property, and letter-of-credit rights, in each case, to the extent the value thereof exceeds $30,000 (other than following the occurrence and during the continuance of any Event of Default). No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Debtor without the prior written consent of Collateral Agent. Subject to the terms of the Indenture and the Intercreditor Agreement, upon the occurrence and during the continuance of a Default or Event of Default, Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Collateral Agent's Account.

          2.8 DEPOSIT ACCOUNTS; CREDIT CARD PAYMENTS.

          (a) Within 30 days of the Issue Date, each applicable Debtor shall have delivered to Collateral Agent a Control Agreement executed by the parties thereto with respect to each of the Concentration Account and each other Deposit Account that has a balance exceeding $100,000 on the date hereof.

          (b) At any time that the balance in any Deposit Account of any Debtor exceeds $30,000 (calculated as $30,000 per Restaurant for each Restaurant whose receipts are deposited into such Deposit Account) for any consecutive five (5) day period, such Debtor shall immediately transfer or cause to be transferred into the Concentration Account an amount equal to the amount of such excess, except in the case where such Deposit Account is the subject of a Control Agreement.

          (c) Within 30 days of the Issue Date, each Debtor that receives Collections through credit card charges shall establish and maintain Credit Card Agreements with Collateral Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by such Debtor received by it (or other amounts payable by such Credit Card Processor) into the Concentration Account on a daily basis. Such Debtor shall not change any direction or designation set forth in any such Credit Card Agreement regarding payment of charges without the prior written consent of Collateral Agent. Each such Debtor shall be entitled to change any of its Credit Card Processors so long as any subsequent Credit Card Processor becomes a party to a Credit Card Agreement (having terms consistent with the one to which the predecessor Credit Card Processor is a party) concurrent with the effective date of such change.

     3. REPRESENTATIONS AND WARRANTIES.

     Each Debtor represents and warrants to each Secured Party insofar as the representations and warranties contained herein are applicable to such Debtor and its properties, as set forth in this SECTION 3.

          3.1 AS TO EQUITY INTERESTS OF CERTAIN SUBSIDIARIES. The Collateral comprised of Equity Interests of any Issuer that is (a) a Subsidiary of Company and (b) a general partnership, limited partnership or limited liability company
(i) are not dealt in or traded on securities exchanges or in securities markets,
(ii) do not have terms expressly providing that they are securities governed by
Article 8 of the Uniform Commercial Code as in effect in the jurisdiction in which such Issuer was formed, and (iii) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code.

          3.2 AS TO AFFILIATE INDEBTEDNESS. No Indebtedness owing by any Affiliate of any Debtor to such Debtor is evidenced by a security.

          3.3 NO ENCUMBRANCES. Such Debtor has good title to its personal property assets and good and marketable title to its Real Property, in each case, free and clear of Liens except for Permitted Liens.

          3.4 EQUIPMENT. All of the Equipment of such Debtor is used or held for use in its business and to the extent necessary for the operation of its business, is fit for such purposes.

          3.5 LOCATION OF INVENTORY AND EQUIPMENT. Except as set forth on
SCHEDULE 3.5, the Inventory and Equipment of such Debtor is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on SCHEDULE 3.5 (as such Schedule may be updated pursuant to SECTION 4.2).

          3.6 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

          (a)  The jurisdiction of organization of such Debtor is set forth on
SCHEDULE 3.6(a).

          (b) The chief executive office of such Debtor is located at the address indicated on SCHEDULE 3.6 (b) (as such Schedule may be updated pursuant to SECTION 4.2).

          (c) Such Debtor's FEIN and organizational identification number, if any, are identified on SCHEDULE 3.6(c).

          (d) As of the date such Debtor became a party hereto, such Debtor did not hold any commercial tort claims, except as set forth on SCHEDULE 3.6(d).

          3.7 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Such Debtor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on SCHEDULE 3.7(b), is a complete and accurate description of the authorized Equity Interests of Company, by class, and, as of the Issue Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 3.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of Company's Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Except as described on SCHEDULE 3.7(b), Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

          (c) Set forth on SCHEDULE 3.7(c), is a complete and accurate list of Company's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of Equity Interests authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Company. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on SCHEDULE 3.7(c), there are no subscriptions, options, warrants, or calls relating to any shares of Company's Subsidiaries' Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Neither Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Subsidiary's Equity Interests or any security convertible into or exchangeable for any such Equity Interests.

          3.8 DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by such Debtor of this Agreement and the other Indenture Documents to which it is a party have been duly authorized by all necessary action on the part of such Debtor.

          (b) The execution, delivery, and performance by such Debtor of this Agreement and the other Indenture Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Debtor, the organic documents of such Debtor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Debtor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Debtor that could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Debtor, other than Permitted Liens, or (iv) require any approval of such Debtor's interestholders or any approval or consent of any Person under any material contractual obligation of such Debtor, other than consents or approvals that have been obtained and that are still in force and effect.

          (c) Other than the filing of financing statements and filings with the United States Patent & Trademark Office, and the recording of the Mortgages, the execution, delivery, and performance by such Debtor of this Agreement and the other Indenture Documents to which such Debtor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in force and effect.

          (d) This Agreement and the other Indenture Documents to which such Debtor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Debtor will be the legally valid and binding obligations of such Debtor, enforceable against such Debtor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) Upon the filing of the financing statements and filings with the PTO (as defined in the Trademark Security Agreements), on and after the Issue Date, the Collateral Agent's Liens in the Collateral are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          3.9 INTELLECTUAL PROPERTY. Such Debtor owns, or holds licenses to use, all Intellectual Property that is necessary to or used in the conduct of such Debtor's business as currently conducted by it. Attached hereto as SCHEDULE 3.9 (as updated from time to time) is a true, correct, and complete listing of all Intellectual Property for which such Debtor is the owner or an exclusive licensee and of all license agreements under which any Person other than such Debtor is the exclusive licensee thereof. Except as set forth on SCHEDULE 3.9, neither such Debtor nor any Restricted Subsidiary of such Debtor owns or licenses (whether as licensee or licensor) any Intellectual Property.

          3.10 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on SCHEDULE
3.10 are all of such Debtor's Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

          3.11 CREDIT CARD RECEIPTS. SCHEDULE 3.11 sets forth all each Debtor's Credit Card Processors and all arrangements to which any such Debtor is a party with respect to the payment to such Debtor of the proceeds of all credit card charges for sales by such Debtor.

     4. AFFIRMATIVE COVENANTS. Each Debtor covenants and agrees that until payment in full of the Secured Obligations or the Defeasance thereof, such Debtor shall do all of the following:

          4.1 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear casualties and Permitted Dispositions excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any material loss or forfeiture thereof or thereunder, except to the extent such lease is the subject of a Permitted Disposition.

          4.2 INSURANCE.

          (a) Company shall comply with its obligations under Section 4.05(b) of the Indenture. Company shall deliver copies of all policies relating to insurance required under such Section to Collateral Agent with a satisfactory lender's loss payable endorsement naming Collateral Agent as loss payee or additional insured, as appropriate. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever.

          (b) So long as no Event of Default has occurred and is continuing, Company shall have the exclusive right to adjust any losses claimed after the Issue Date. Subject to the terms of the Intercreditor Agreement, at any time following the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the exclusive right to adjust any losses claimed after the Issue Date without any liability to Company whatsoever in respect of such adjustments. During the continuance of an Event of Default any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Company and treated as the Net Cash Proceeds of an Asset Sale pursuant to
Section 4.16 of the Indenture unless all or any portion of the Notes shall have been accelerated, in which case, such monies shall be paid over to Collateral Agent for application to the Secured Obligations.

          (c) Company will not and will not suffer or permit any of its Domestic Restricted Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.05(b) of the Indenture, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a lender's loss payable endorsement or its equivalent. Company immediately shall notify Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Collateral Agent.

          4.3 LOCATION OF INVENTORY AND EQUIPMENT. Keep its Inventory and Equipment only at the locations identified on SCHEDULE 3.5 and its chief executive office only at the location identified on SCHEDULE 3.6(b); PROVIDED, HOWEVER, that Company may amend SCHEDULE 3.5 and SCHEDULE 3.6(b) so long as such amendment occurs by written notice to Collateral Agent not less than 15 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated so long as such new location is within the continental United States.

          4.4 POST-CLOSING COVENANTS.

          (a) Within 30 days of the Issue Date, each applicable Debtor shall have delivered to Collateral Agent a Control Agreement executed by the parties thereto with respect to each Securities Account that contains cash, cash equivalents, or Investment Property in an aggregate amount in excess of $100,000 on the date hereof.

          (b) Within 30 days of the Issue Date, deliver to Collateral Agent, (i) certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 4.2(a), the form and substance of which shall be satisfactory to Collateral Agent and its counsel; and (ii) search results reflecting the filing of all financing statements described in SECTION
2.4 and no such search results shall reflect any effective financing statements other than those relating to Permitted Liens.

     5. NEGATIVE COVENANTS. Each Debtor covenants and agrees that until payment in full of the Secured Obligations or the Defeasance thereof, such Debtor will not do any of the following:

          5.1 DISPOSAL OF ASSETS. Other than Permitted Dispositions, Dispose of any of its assets.

          5.2 CHANGE NAME. Change its name, FEIN, organizational identification number, state of organizational or organization identity; PROVIDED, HOWEVER, that such Debtor may change its name upon at least 10 Business Days, prior written notice to Collateral Agent of such change and so long as, at the time of such written notification, such Debtor provides any financing statements or amendments to financing statements necessary to perfect and continue perfected the Collateral Agent's Liens.

          5.3 INVENTORY AND EQUIPMENT WITH BAILEES. Except as set forth on
SCHEDULE 5.3, store its Inventory or Equipment at any time now or hereafter with a bailee, warehouseman, or similar party without Collateral Agent's prior written consent.

     6. COLLATERAL AGENT'S RIGHTS AND REMEDIES.

          6.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Indenture and the Intercreditor Agreement, in addition to all other rights and remedies available to Collateral Agent as provided hereafter, Collateral Agent may, at its election, without notice of its election and without demand (other than any notice required to be provided to Company pursuant to the terms of the Indenture), do any one or more of the following, all of which are authorized by each Debtor:

          (a) Proceed directly and at once, without notice, against each Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against Company, or against any security or collateral for the Secured Obligations;

          (b) Without notice to any Debtor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from Collateral Agent to any Debtor and (ii) any moneys, credits or other property belonging to any Debtor at any time held by or coming into the possession of Collateral Agent;

          (c) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Indenture or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent will credit the applicable Debtor with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all amounts owed to Collateral Agent pursuant to
SECTION 8.3;

          (e) Without notice or demand upon any Debtor, make such payments and do such acts as Collateral Agent considers reasonably necessary to protect its security interest in the Collateral. Each Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Each Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Debtor's owned premises, such Debtor hereby grants, to the fullest extent permitted by law and binding contract, Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent's rights or remedies provided herein, at law, in equity, or otherwise;

          (f) Without notice to any Debtor (such notice being expressly waived), and without constituting of an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of any Debtor held by Collateral Agent, or (ii) indebtedness at any time owing to or for the credit or the account of any Debtor held by Collateral Agent;

          (g) Hold, as cash collateral, any and all balances and deposits of any Debtor held by Collateral Agent to secure the full and final repayment of all of the Secured Obligations;

          (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Debtor hereby grants Collateral Agent (to the fullest extent permitted by law and binding contract) a license or other right to use, without charge, each Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and each Debtor's rights under all licenses and all franchise agreements shall inure to Collateral Agent's benefit;

          (i) Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Debtor's premises) as Collateral Agent determines is commercially reasonable. It is not necessary that such Collateral be present at any such sale;

          (j)  Give notice of the disposition of the Collateral as follows:

               (i) Collateral Agent shall give each Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to each Debtor as provided in SECTION 9, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (k)  Credit bid and purchase at any public sale;

          (l) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

          (m) On behalf of itself, the Noteholders and the Trustee, shall have all other rights and remedies available at law or in equity or pursuant to any other Indenture Document; and

          (n) Be entitled to any deficiency that exists after disposition of the Collateral as provided above by immediate payment from each Debtor. Any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to the applicable Debtor.

          6.2 REMEDIES CUMULATIVE. Collateral Agent's rights and remedies under this Agreement, the other Indenture Documents, and all other agreements shall be cumulative. Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent of one right or remedy shall be deemed an election, and no waiver by Collateral Agent of any Event of Default on any Debtor's part shall be deemed a continuing waiver. No delay by Collateral Agent shall constitute a waiver, election, or acquiescence by it.

     7. TAXES AND EXPENSES REGARDING THE COLLATERAL.

     If any Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Collateral Agent, in its sole discretion and without prior notice to any Debtor, may do any or all of the following: (a) make payment of the same or any part thereof (except to the extent that the validity of such assessment or tax is the subject of a Permitted Protest); or (b) in the case of the failure to comply with Section 4.05(b) of the Indenture, obtain and maintain insurance policies insuring the applicable Debtor's ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent. Any amounts paid or deposited by Collateral Agent shall immediately become additional Secured Obligations, and shall be secured by the Collateral. Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent, of any Event of Default under this Agreement. Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     8. WAIVERS; INDEMNIFICATION.

          8.1 DEMAND; PROTEST; ETC. Except as required by the Indenture Documents or applicable law, each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent, on which such Debtor may in any way be liable.

          8.2 COLLATERAL AGENT'S LIABILITY FOR COLLATERAL. So long as Collateral Agent complies with its obligations, if any, under the Code, Collateral Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by each Debtor.

          8.3 INDEMNIFICATION. Each Debtor shall pay, indemnify, defend, and hold Collateral Agent-Related Persons, and each Participant (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Indenture Documents, or the transactions contemplated hereby or thereby or the monitoring of such Debtor's compliance with the terms of this Agreement and the other Indenture Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Indenture Document, or the use of the proceeds of the credit provided thereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, no Debtor shall have any obligation to any Indemnified Person under this SECTION 8.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Debtor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Debtor with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     9. NOTICES.

          All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture and all notices and other communications hereunder to any Debtor shall be in writing and shall be mailed, sent or delivered in care of Company in accordance with the Indenture.

     10. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

     11. GENERAL PROVISIONS.

          11.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Debtor and accepted and executed by Collateral Agent.

          11.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no party may assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Indenture.

          11.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          11.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent or any Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          11.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          11.6 AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and each Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Collateral Agent to exercise, and no delay in exercising any right under this Agreement, any other Indenture Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Indenture Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law. Notwithstanding the foregoing, the parties hereto agree that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of any Issuer whose Equity Interests constitute Collateral, the term "Excluded Equity Interests" shall be deemed amended (without further action or consent by any Debtor, Collateral Agent, the Trustee or any Noteholder) to the extent, and only to the extent, necessary to avoid the requirement of filing with the Commission of such separate audited financial statements of such Issuer, and for the avoidance of doubt, Collateral shall not include any Excluded Equity Interests as amended.

          11.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          11.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Secured Obligations by any Debtor or the transfer by any Debtor to Collateral Agent of any property of such Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if Collateral Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Collateral Agent related thereto, the liability of such Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          11.9 DEBTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding:

          (a) Debtors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

          (b) the exercise by Collateral Agent of any of its rights hereunder will not release any Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (a) none of Collateral Agent, the Trustee or any Noteholder will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will any such Person be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          11.10 COLLATERAL COMPRISED OF EQUITY INTERESTS OF SUBSIDIARIES. The provisions of the Pledge Agreement, as they relate to Collateral comprised of Equity Interests of Issuers that are Subsidiaries of any Debtor and the Excluded Equity Interests related thereto are incorporated by reference herein, MUTATIS MUTANDIS.

          11.11 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full of all Secured Obligations or the Defeasance thereof except as otherwise provided in the Indenture; (ii) be binding upon each Debtor and its successors and assigns, except as otherwise provided in the Indenture; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns. Upon the payment in full of all Secured Obligations or the Defeasance thereof, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to the applicable Debtor and all restrictions imposed on the exercise by such Debtor of any of its rights with respect to any Excluded Equity Interests held by it shall be terminated. Upon any termination of any security interest referred to in this SECTION 11.11, Collateral Agent will, at Debtors' expense, execute and deliver to each Debtor such documents without recourse, representation or warranty as such Debtor shall reasonably request to evidence such termination.

          11.12 SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by law, all rights of Collateral Agent, all security interests hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Indenture Documents;

          (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Indenture Documents, or any other agreement or instrument relating thereto;

          (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Debtor.

To the maximum extent permitted by law, each Debtor hereby waives any right to require Collateral Agent to: (A) proceed against or exhaust any security held from such Debtor; or (B) pursue any other remedy in Collateral Agent's power whatsoever.

          11.13 POSTPONEMENT OF SUBROGATION. Each Debtor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full of all Secured Obligations or the Defeasance thereof. Subject to the terms of the Intercreditor Agreement, any amount paid to any Debtor on account of any payment made hereunder prior to the payment in full of all Secured Obligations or the Defeasance thereof shall be held in trust for the benefit of Collateral Agent, the Noteholders and the Trustee and shall immediately be paid to Collateral Agent, to be distributed to the Trustee for application against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Indenture. In furtherance of the foregoing, for so long as any Secured Obligations remain outstanding or the Defeasance thereof shall not have been consummated, each Debtor shall refrain from taking any action or commencing any proceeding against Company or any other Debtor (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to Collateral Agent, the Trustee or any Noteholder.

          11.14   INTERCREDITOR AGREEMENT.

          (a) The Liens granted hereunder in favor of Collateral Agent for the benefit of itself, the Trustee and the Noteholders in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

          (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

          (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Debtor to (i) deliver any Collateral to Collateral Agent or (ii) provide that the Collateral Agent have control over such Collateral may be satisfied by (A) the delivery of such Collateral by such Debtor to the Administrative Agent for the benefit of the Lender and Collateral Agent for the benefit of itself, the Trustee and the Noteholders pursuant to
Section 3.02 of the Intercreditor Agreement and (B) providing that the Administrative Agent be provided with control with respect to such Collateral of such Debtor for the benefit of the Lender and Collateral Agent for the benefit of itself, the Trustee and the Noteholders pursuant to Section 3.02 of the Intercreditor Agreement.


                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Borrower:

MORTON'S RESTAURANT GROUP, INC.,
a Delaware corporation

By:    /s/ Thomas J. Baldwin
       ------------------------------------
       Name:   Thomas J. Baldwin
       Title:  Executive Vice President and
               Chief Financial Officer

Guarantors:


PORTERHOUSE, INC., a Delaware
Corporation

MORTON'S OF CHICAGO, INC., an
Illinois corporation

MORTON'S OF CHICAGO/ADDISON,
INC., a Delaware corporation

MORTON'S OF CHICAGO/ATLANTA,
INC., an Illinois corporation

MORTON'S OF CHICAGO/BALTIMORE, INC., a Delaware corporation

MORTON'S OF CHICAGO/BOCA
RATON, INC., a Delaware corporation

MORTON'S OF CHICAGO/BUCKHEAD, INC., a Delaware corporation

MORTON'S OF CHICAGO/CHICAGO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/CINCINNATI, INC., a Delaware corporation

MORTON'S OF CHICAGO/CLAYTON,
INC., a Delaware corporation

MORTON'S OF CHICAGO/CLEVELAND, INC., an Illinois corporation

MORTON'S OF CHICAGO/COLUMBUS,
INC., a Delaware corporation

MORTON'S OF CHICAGO/DALLAS,
INC., an Illinois corporation

MORTON'S OF CHICAGO/DENVER,
INC., an Illinois corporation

MORTON'S OF CHICAGO/DETROIT,
INC., a Delaware corporation

MORTON'S OF CHICAGO/FIFTH
AVENUE, INC., a Delaware corporation

MORTON'S OF CHICAGO/FLAMINGO
ROAD CORP., a Delaware corporation

MORTON'S OF CHICAGO/HOUSTON,
INC., a Delaware corporation

MORTON'S OF CHICAGO/MIAMI,
INC., a Delaware corporation

MORTON'S OF CHICAGO/MINNEAPOLIS,
INC., a Delaware corporation

MORTON'S OF CHICAGO/NASHVILLE,
INC., a Delaware corporation

MORTON'S OF CHICAGO/NORTH MIAMI
BEACH, INC., a Delaware corporation


By:    /s/ Thomas J. Baldwin
       ----------------------------------
Name:  Thomas J. Baldwin
Title: Executive Vice President and Chief
       Financial Officer of the above
       corporations and limited liability companies

MORTON'S OF CHICAGO/ORLANDO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PALM
BEACH INC., a Delaware corporation

MORTON'S OF CHICAGO/PALM
DESERT, INC., a Delaware corporation

MORTON'S OF CHICAGO/PHILADELPHIA,
INC., an Illinois corporation

MORTON'S OF CHICAGO/PHOENIX,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PITTSBURGH,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PORTLAND,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PUERTO RICO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/ROSEMONT,
INC., an Illinois corporation

MORTON'S OF CHICAGO/ SACRAMENTO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN ANTONIO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN DIEGO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN
FRANCISCO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SANTA ANA,
INC., a Delaware corporation

MORTON'S OF CHICAGO/ SCOTTSDALE,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SEATTLE, INC., a
Delaware corporation

MORTON'S OF CHICAGO/VIRGINIA, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/WASHINGTON
D.C. INC., a Delaware corporation

MORTON'S OF CHICAGO/WASHINGTON
SQUARE, INC., a Delaware corporation

MORTON'S OF CHICAGO/WESTBROOK,
INC., an Illinois corporation

PORTERHOUSE OF LOS ANGELES, INC., a
Delaware corporation

MOCGC CORP., a Virginia corporation

MORTON'S OF CHICAGO HOLDING, INC., a
Delaware corporation

MORTON'S OF CHICAGO/BOSTON LLC, a
Delaware limited liability company

ARNIE MORTON'S OF CHICAGO/ BURBANK
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/CHARLOTTE LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/CRYSTAL CITY
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/DENVER
CRESCENT TOWN CENTER, LLC, a Delaware
limited liability company

ARNIE MORTON'S OF CHICAGO/FIGUEROA
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/GREAT NECK LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/HACKENSACK
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HARTFORD LLC, a
Delaware limited liability company


By:    /s/ Thomas J. Baldwin
       -----------------------------------
Name:  Thomas J. Baldwin
Title: Executive Vice President and Chief
       Financial Officer of the above
       corporations and limited liability companies

MORTON'S OF CHICAGO/HONOLULU
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/INDIANAPOLIS
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/JACKSONVILLE
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/KANSAS CITY
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/KING OF PRUSSIA
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/ LOUISVILLE
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/NEW ORLEANS
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/PITTSBURGH
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/RESTON
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/RICHMOND LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/SCHAUMBURG
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/STAMFORD
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/WHITE PLAINS
LLC, a Delaware limited liability company

ITALIAN RESTAURANTS HOLDING
CORP., a Delaware corporation

BERTOLINI'S RESTAURANTS, INC., a
Delaware corporation

BERTOLINIS OF CIRCLE CENTRE,
INC., a Delaware corporation

BERTOLINI'S/KING OF PRUSSIA, INC., a
Delaware corporation

BERTOLINI'S OF LAS VEGAS, INC., a
Delaware corporation

BERTOLINI'S AT VILLAGE SQUARE,
INC., a Delaware corporation


By:    /s/ Thomas J. Baldwin
       --------------------------------------------
Name:  Thomas J. Baldwin
Title: Executive Vice President and Chief
       Financial Officer of the above
       corporations and limited liability companies

ADDISON STEAKHOUSE, INC.,
a Texas corporation

CHICAGO STEAKHOUSE, INC.,
a Texas corporation

HOUSTON STEAKHOUSE, INC.,
a Texas corporation

SAN ANTONIO STEAKHOUSE, INC.,
a Texas corporation


By:    /s/ Darryl G. Steadman
       -------------------------------
       Name:  Darryl G. Steadman
       Title: Executive Vice President

THE BANK OF NEW YORK, AS
COLLATERAL AGENT


By:    /s/ Julie Salovitch-Miller
       ---------------------------------------
       Name:  Julie Salovitch-Miller
       Title: Vice President